UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2016
Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34995	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3284 Northside Parkway NW, Suite 150, Atlanta, Georgia	30327
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 818-4100

(Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets.
On August 8, 2016: (i) New Market-Thompson Bridge, LLC ("Thompson Bridge Purchaser"), an indirect, wholly owned subsidiary of Preferred Apartment Communities Operating Partnership, L.P. ("PAC-OP"), completed the acquisition of a fee simple interest in a grocery-anchored shopping center in Gainesville, Georgia ("Thompson Bridge Commons"); (ii) New Market-Cherokee, LLC ("Cherokee Purchaser"), an indirect, wholly owned subsidiary of PAC-OP, completed the acquisition of a grocery-anchored shopping center in Atlanta, Georgia ("Cherokee Plaza"); (iii) New Market-Sandy Plains, LLC ("Sandy Plains Purchaser"), an indirect, wholly owned subsidiary of PAC-OP, completed the acquisition of a grocery-anchored shopping center near Atlanta, Georgia ("Sandy Plains Exchange"); (iv) New Market-Parkland, LLC ("Parkland Purchaser"), an indirect, wholly owned subsidiary of PAC-OP, completed the acquisition of a grocery-anchored shopping center in Parkland, Florida near Miami, Florida ("Shoppes of Parkland"); (v) New Market-University Palms, LLC ("University Palms Purchaser"), an indirect, wholly owned subsidiary of PAC-OP, completed the acquisition of a grocery-anchored shopping center in Oviedo, Florida near Orlando, Florida ("University Palms"); (vi) New Market-Heritage, LLC ("Heritage Purchaser"), an indirect, wholly owned subsidiary of PAC-OP, completed the acquisition of a grocery-anchored shopping center in Wake Forest, North Carolina ("Heritage Station"); and (vii) New Market-Oak Park, LLC, ("Oak Park Purchaser" and together with Thompson Bridge Purchaser, Cherokee Purchaser, Sandy Plains Purchaser, Parkland Purchaser, University Palms Purchaser and Heritage Purchaser, each a "Purchaser" and, collectively, the "Purchasers"), an indirect, wholly owned subsidiary of PAC-OP, completed the acquisition of a grocery-anchored shopping center in San Antonio, Texas ("Oak Park Village" and together with Thompson Bridge, Cherokee Plaza, Sandy Plains, Parkland, University Palms and Heritage Station, each an "Acquired Property", and collectively, the "Acquired Properties", or the "Sunbelt Seven Portfolio") from HR Venture Properties I LLC, HR Parkland LLC, HR Thompson Bridge LLC and HR Heritage Station LLC (collectively the "Sellers").

The aggregate purchase price paid by the Purchasers to the Sellers was approximately $158.0 million, exclusive of acquisition- and financing-related transaction costs. Preferred Apartment Communities, Inc. (the "Company") is the general partner of, and and as of June 30, 2016 was the owner of an approximate 96.4% interest in, PAC-OP. Outside of the acquisition of the Acquired Communities, there is no relationship between the Company, PAC-OP or the Purchasers and any of the Sellers.

The Company hereby amends the Current Report on Form 8-K filed on August 9, 2016, reporting events on and after August 8, 2016, to provide certain financial information related to its acquisition of the Acquired Communities required by Item 9.01(a) of Form 8-K.

i

Item 9.01    Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

Southeastern Seven Portfolio	F - 1
Independent Auditors' Report	F - 2
Combined Statements of Revenues and Certain Expenses for the six months ended June 30, 2016 (unaudited) and the year ended December 31, 2015	F - 3
Notes to Combined Statements of Revenues and Certain Expenses	F - 4

(b)	Pro Forma Financial Information.

Unaudited Pro Forma Condensed Consolidated Financial Statements	F - 7
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2016	F - 8
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 2016	F - 9
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2015	F - 10
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	F - 11

(c)    Exhibits

23.1	Consent of Deloitte & Touche LLP

ii

SOUTHEASTERN SEVEN PORTFOLIO
COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
WITH INDEPENDENT AUDITORS’ REPORT
FOR THE SIX MONTHS ENDED JUNE 30, 2016 (UNAUDITED) AND
THE YEAR ENDED DECEMBER 31, 2015

INDEPENDENT AUDITORS' REPORT
To Preferred Apartment Communities, Inc.:
We have audited the accompanying Combined Statement of Revenues and Certain Expenses of the Southeastern 7 Portfolio, seven separate grocery-anchored shopping centers located in the Southeastern United States, for the year ended December 31, 2015, and the related notes (the “Statement”).
Management's Responsibility for the Statement
Management is responsible for the preparation and fair presentation of this Statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Statement that is free from material misstatement, whether due to fraud or error.
Auditors' Responsibility
Our responsibility is to express an opinion on the Statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Statement. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the Statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the Statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Statement.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the Statement referred to above presents fairly, in all material respects, the revenues and certain expenses described in Note 2 of the Statement for the year ended December 31, 2015, in accordance with accounting principles generally accepted in the United States of America.
Emphasis of Matter
We draw attention to Note 2 of the Statement, which describes that the accompanying Statement was prepared for the purpose of complying with the rules and regulations under Rule 3-14 of Regulation S-X of the Securities and Exchange Commission (for inclusion in the Form 8-K/A of Preferred Apartment Communities, Inc.) and is not intended to be a complete presentation of Southeastern 7 Portfolio’s revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ Deloitte & Touche LLP
Houston, Texas
October 24, 2016

Southeastern Seven Portfolio
Combined Statements of Revenues and Certain Expenses

	Six months ended June 30, 2016 (unaudited)	Year ended December 31, 2015
REVENUES:
Base rent	$4,647,012	$9,227,618
Operating escalations and tenant reimbursements	1,230,493	2,339,202
Other income	24,070	46,691
TOTAL REVENUES	5,901,575	11,613,511

CERTAIN EXPENSES:
Repairs and maintenance	323,697	702,124
Real estate taxes	669,344	1,257,612
Property management fees	192,917	382,029
Insurance	43,639	88,447
Utilities	198,758	403,251
Bad debt expense (recoveries)	55,743	(2,539)
Professional fees	47,697	58,121
General and administrative	27,510	56,718
TOTAL CERTAIN EXPENSES	1,559,305	2,945,763

REVENUES IN EXCESS OF CERTAIN EXPENSES	$4,342,270	$8,667,748

See accompanying Notes to Combined Statements of Revenues and Certain Expenses.

Southeastern Seven Portfolio
Notes to Combined Statements of Revenues and Certain Expenses
for the six months ended June 30, 2016 (unaudited) and
the year ended December 31, 2015

1.    ORGANIZATION

Preferred Apartment Communities, Inc. (the “Company”) was formed as a Maryland corporation on September 18, 2009, and has elected to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, effective with its tax year ended December 31, 2011. The Company was formed to acquire multifamily and retail properties in select targeted markets throughout the United States. The Company is a majority owner in Preferred Apartment Communities Operating Partnership, L.P., which acquired the below retail properties (the “Southeastern Seven Portfolio”) from unaffiliated third parties (the “Sellers”) on August 8, 2016. Prior to August 8, 2016, the Sellers were responsible for all accounting and management decisions of the properties.

		Unaudited
Property	Location	Anchor/SF	Total SF	Occupancy as of June 30, 2016
Cherokee Plaza	Atlanta, GA	Kroger / 81,718	102,864	100%
Heritage Station	Raleigh, NC	Harris Teeter / 57,723	72,946	100%
Oak Park Village	San Antonio, TX	H.E.B. / 54,276	64,287	100%
Sandy Plains Exchange	Atlanta, GA	Publix / 44,270	72,784	98.3%
Shoppes of Parkland	Miami, FL	BJ's Wholesale Club / 108,532	145,720	95.0%
Thompson Bridge Commons	Atlanta, GA	Kroger / 70,327	92,587	97.3%
University Palms	Orlando, FL	Publix / 56,077	99,172	98.3%

			650,360

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.Basis of Presentation

The accompanying combined statements of revenues and certain expenses has been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended, and accordingly, are not representative of the actual results of operations of the properties for the periods presented, due to the exclusion of the following revenue and expenses which may not be comparable to the proposed future operations of the Southeastern Seven Portfolio:

•	Depreciation expense;

•	Interest income and expense, including amortization of mortgage loan origination costs;

•	Income tax expense;

•	Amortization of in-place leases, above/below market lease intangibles, and lease origination costs, and

•	Amortization of mortgage discounts and premiums.

Except as noted above, management is not aware of any material factors relating to the properties that would cause the reported financial information not to be indicative of future operating results. In the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of these Combined Statements of Revenues and Certain Expenses have been included.

The Combined Statement of Revenues and Certain Expenses and notes thereto for the six months ended June 30, 2016 included in this report is unaudited. In the opinion of management, all adjustments necessary for a fair presentation of revenues and certain expenses have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.

B.	Use of Estimates

The preparation of these combined statements of revenues and certain expenses in conformity with accounting

Southeastern Seven Portfolio
Notes to Combined Statements of Revenues and Certain Expenses
for the six months ended June 30, 2016 (unaudited) and
the year ended December 31, 2015

principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of revenues and certain expenses. Actual results could differ from those estimates.
C.    Revenue Recognition
Rental revenue is recognized on a straight-line basis. As such, the rental revenue for those leases that contain rent abatements and contractual increases are recognized on a straight-line basis over the applicable terms of the related lease. Percentage rents, which are based on tenants’ sales, are recognized once the sales reported by such tenants exceed any applicable breakpoints as specified in the tenants’ leases. The percentage rents are recognized based upon the measurement dates specified in the leases. Reimbursements from tenants for real estate taxes, insurance and other shopping center operating expenses are recognized as revenue in the period that the applicable costs are incurred.

D.    Operating expenses

Operating expenses represent the direct expenses of operating the properties and consist primarily of repairs and maintenance, real estate taxes, management fees, insurance, utilities and other operating expenses that are expected to continue in the proposed future operations of the properties.

E.     Subsequent events

The Company has evaluated events through October 24, 2016, the date the combined statement of revenues and certain expenses were available to be issued and concluded that no subsequent events have occurred that would require recognition in the combined financial statements or disclosure in the notes to combined statements of revenues and certain operating expenses.

3.	OPERATING LEASES

The future minimum lease payments to be received under non-cancelable operating leases in effect as of December 31, 2015 are as follows:

2016	$9,032,284
2017	8,626,592
2018	8,115,063
2019	6,706,182
2020	5,706,945
thereafter	29,095,565

Total	$67,282,631

Three tenants each accounted for more than 10% of minimum rent revenue of the Southeastern Seven Portfolio for the year ended December 31, 2015.

4.	COMMITMENTS AND CONTINGENCIES

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. There is no material litigation nor to management's knowledge is any material litigation currently threatened against the properties other than routine litigation, claims and administrative proceedings arising in the ordinary course of business.

5.	MANAGEMENT AGREEMENT

In connection with the management of the rental operations, a property management fee was paid to an affiliated internal property manager. The property management fee was calculated as 3% of gross cash receipts, plus $1,250 per quarter. Property management fees of $192,917 (unaudited) and $382,029, were recorded for the six-month period ended June 30, 2016 and the year ended December 31, 2015, respectively.

Southeastern Seven Portfolio
Notes to Combined Statements of Revenues and Certain Expenses
for the six months ended June 30, 2016 (unaudited) and
the year ended December 31, 2015

6.    CONCENTRATION OF RISK

The Southeastern Seven Portfolio’s real estate assets are located in Texas and the Southeastern region of the United States. This geographic concentration of assets are subject to local and national economic growth trends and the risks of real property ownership. The Southeastern Seven Portfolio earned approximately 57.0% of its base rent revenue from its anchor tenants for the year ended December 31, 2015. The loss of any of these tenants could have a significant negative impact on operations.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The Company’s unaudited pro forma condensed consolidated balance sheet at June 30, 2016 illustrates the estimated effects of the purchase of the Southeastern Seven Portfolio referred to in Item 2.01 above (the "Transaction") as if it had occurred on such date.

The accompanying unaudited pro forma condensed consolidated statements of operations of the Company are presented for the six months ended June 30, 2016 and the year ended December 31, 2015 (the "Pro Forma Periods"), illustrating the estimated effects of the Transaction as if it had occurred on January 1, 2015.

This unaudited pro forma condensed consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results as if the transactions reflected herein had occurred on the date or been in effect during the period indicated. This pro forma condensed consolidated financial information should not be viewed as indicative of the Company's financial results in the future and should be read in conjunction with the Company's financial statements as filed on Form 10-K for the year ended December 31, 2015 and on Form 10-Q for the interim period ended June 30, 2016.

Preferred Apartment Communities, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2016

	PAC REIT Historical (See Note 1)	Acquired Southeastern Seven Portfolio (See Note 1)		PAC REIT Pro Forma
Assets
Real estate
Land	$206,706,147	$36,198,658	A	$242,904,805
Building and improvements	1,079,949,148	109,504,038	A	1,189,453,186
Tenant improvements	7,443,986	2,143,404	A	9,587,390
Furniture, fixtures, and equipment	112,147,819	—		112,147,819
Construction In progress	1,696,177	—		1,696,177
Gross real estate	1,407,943,277	147,846,100		1,555,789,377
Less: accumulated depreciation	(71,760,464)	—		(59,160,582)
Net real estate	1,336,182,813	147,846,100		1,484,028,913
Real estate loans, net of deferred fee income	181,287,965	—		181,287,965
Real estate loans to related parties, net	97,769,345	—		97,769,345
Total real estate and real estate loans, net	1,615,240,123	147,846,100		1,763,086,223

Cash and cash equivalents	5,717,111	(4,080,159)	B	1,636,952
Restricted cash	23,146,020	1,115,845	A	24,261,865
Notes receivable	16,929,381	—		16,929,381
Note receivable and line of credit to related party	24,010,987	—		24,010,987
Accrued interest receivable on real estate loans	13,751,480	—		13,751,480
Acquired intangible assets, net of amortization	27,532,024	15,122,222	A	42,654,246
Deferred loan costs for revolving line of credit	419,668	—		419,668
Deferred offering costs	4,699,537	—		4,699,537
Tenant receivables and other assets	25,562,202	644,202	A	26,206,404

Total assets	$1,757,008,533	$160,648,210		$1,917,656,743

Liabilities and equity

Liabilities
Mortgage notes payable, principal amount	$957,087,042	$97,654,000	B	$1,054,741,042
Less: deferred loan costs, net of amortization	(13,588,680)	(3,171,613)	B	(16,760,293)
Mortgage notes payable, net of deferred loan costs	943,498,362	94,482,387	B	1,037,980,749
Revolving line of credit	28,500,000	58,000,000	B	86,500,000
Term note payable	41,000,000	—		41,000,000
Less: deferred loan costs	(55,456)	—		(55,456)
Term note payable, net of deferred loan costs	40,944,544	—		40,944,544
Real estate loan participation obligation	13,997,758	—		13,997,758
Accounts payable and accrued expenses	18,548,928	833,990	A	19,382,918
Accrued interest payable	2,633,222	—		2,633,222
Dividends and partnership distributions payable	8,272,974	—		8,272,974
Acquired below market lease intangibles	9,734,618	7,159,132	A	16,893,750
Security deposits and other liabilities	3,956,465	328,947	A	4,285,412
Total liabilities	1,070,086,871	160,804,456		1,230,891,327

Commitments and contingencies

Equity
Stockholder's equity
Series A Redeemable Preferred Stock, $0.01 par value per share;
1,050,000 shares authorized; 688,788 shares issued and
683,545 shares outstanding	6,835	—		6,835
Common Stock, $0.01 par value per share; 400,066,666 shares
authorized; 23,692,178 shares issued and outstanding	236,922	—		236,922
Additional paid-in capital	702,363,652	—		702,363,652
Accumulated deficit	(16,789,931)	(156,246)	C	(16,946,177)
Total stockholders' equity	685,817,478	(156,246)		685,661,232
Non-controlling interest	1,104,184	—		1,104,184
Total equity	686,921,662	(156,246)		686,765,416

Total liabilities and equity	$1,757,008,533	$160,648,210		$1,917,656,743

The accompanying notes are an integral part of this pro forma condensed consolidated financial statement.

Preferred Apartment Communities, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 2016

	PAC REIT Historical (See note 1)	Acquired Southeastern Seven Portfolio (See note 1)	Other Pro Forma Adjustments (See note 1)		PAC REIT Pro Forma
Revenues:
Rental revenues	$59,222,337	$4,647,012	$380,545	AA	$64,249,894
Other property revenues	8,068,443	1,254,563	—		9,323,006
Interest income on loans and notes receivable	13,789,883	—	—		13,789,883
Interest income from related parties	6,509,062	—	—		6,509,062
Total revenues	87,589,725	5,901,575	380,545		93,871,845

Operating expenses:
Property operating and maintenance	8,378,285	522,455	—		8,900,740
Property salary and benefits reimbursement to
related party	4,880,068	—	—		4,880,068
Property management fees	2,584,430	192,917	(42,146)	BB	2,735,201
Real estate taxes	10,668,049	669,344	—		11,337,393
General and administrative	2,111,472	27,511	—		2,138,983
Equity compensation to directors and
executives	1,229,292	—	—		1,229,292
Depreciation and amortization	33,316,701	—	3,768,251	CC	37,084,952
Acquisition and pursuit costs	5,143,271	—	(329,625)	DD	4,813,646
Acquisition fees to related parties	385,056	—	—		385,056
Asset management fees to related party	5,725,077	—	528,884	EE	6,253,961
Insurance, professional fees and other expenses	2,878,495	147,078	—		3,025,573
Total operating expenses	77,300,196	1,559,305	3,925,364		82,784,865
Contingent asset management and general and
administrative expense fees	(721,285)	—	—		(721,285)

Net operating expenses	76,578,911	1,559,305	3,925,364		82,063,580

Operating income (loss)	11,010,814	4,342,270	(3,544,819)		11,808,265
Interest expense	18,454,331	—	2,568,970	FF	21,023,301

Net loss before gain on sale of real estate	(7,443,517)	4,342,270	(6,113,789)		(9,215,036)
Gain on sale of real estate, net of disposition expenses	4,271,506	—	—		4,271,506
Net loss	(3,172,011)	4,342,270	(6,113,789)		(4,943,530)
Consolidated net loss attributable to
non-controlling interests	80,600	—	55,626	GG	136,226

Net (loss) income attributable to the Company	(3,091,411)	4,342,270	(6,058,163)		(4,807,304)

Dividends declared to Series A preferred
stockholders	(17,326,017)	—	—		(17,326,017)
Earnings attributable to unvested restricted stock	(6,275)	—	—		(6,275)

Net loss attributable to common stockholders	$(20,423,703)	$4,342,270	$(6,058,163)		$(22,139,596)

Net loss per share of Common Stock available to
common stockholders, basic and diluted	$(0.88)				$(0.96)

Weighted average number of shares of Common
Stock outstanding, basic and diluted	23,154,702				23,154,702

The accompanying notes are an integral part of this pro forma condensed consolidated financial statement.

Preferred Apartment Communities, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2015

	PAC REIT Historical (See note 1)	Acquired Southeastern Seven Portfolio (See note 1)	Other Pro Forma Adjustments (See note 1)		PAC REIT Pro Forma
Revenues:
Rental revenues	$69,128,280	$9,227,618	$747,289	AA	$79,103,187
Other property revenues	9,495,522	2,385,893	—		11,881,415
Interest income on loans and notes receivable	23,207,610	—	—		23,207,610
Interest income from related parties	7,474,100	—	—		7,474,100
Total revenues	109,305,512	11,613,511	747,289		121,666,312

Operating expenses:
Property operating and maintenance	10,878,872	1,105,375	—		11,984,247
Property salary and benefits reimbursement to
related party	5,885,242	—	—		5,885,242
Property management fees	3,014,801	382,029	(85,370)	BB	3,311,460
Real estate taxes	9,934,412	1,257,612	—		11,192,024
General and administrative	2,285,789	56,718	—		2,342,507
Equity compensation to directors and
executives	2,362,453	—	—		2,362,453
Depreciation and amortization	38,096,334	—	7,832,843	CC	45,929,177
Acquisition and pursuit costs	4,186,092	—	—		4,186,092
Acquisition fees to related parties	4,967,671	—	—		4,967,671
Asset management fees to related party	7,041,226	—	1,053,699	DD	8,094,925
Insurance, professional fees and other expenses	3,568,356	144,029	—		3,712,385
Total operating expenses	92,221,248	2,945,763	8,801,172		103,968,183
Contingent asset management and general and
administrative expense fees	(1,805,478)	—	—		(1,805,478)

Net operating expenses	90,415,770	2,945,763	8,801,172		102,162,705

Operating income (loss)	18,889,742	8,667,748	(8,053,883)		19,503,607
Interest expense	21,315,731	—	5,166,708	EE	26,482,439

Net (loss) income	(2,425,989)	8,667,748	(13,220,591)		(6,978,832)
Consolidated net loss attributable to
non-controlling interests	25,321	—	56,455	FF	81,776

Net (loss) income attributable to the Company	(2,400,668)	8,667,748	(13,164,136)		(6,897,056)

Dividends declared to Series A preferred
stockholders	(18,751,934)	—	—		(18,751,934)
Earnings attributable to unvested restricted stock	(19,256)	—	—		(19,256)

Net loss attributable to common stockholders	$(21,171,858)	$8,667,748	$(13,164,136)		$(25,668,246)

Net loss per share of Common Stock available to
common stockholders, basic and diluted	$(0.95)				$(1.16)

Weighted average number of shares of Common
Stock outstanding, basic and diluted	22,182,971				22,182,971

The accompanying notes are an integral part of this pro forma condensed consolidated financial statement.

Preferred Apartment Communities, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
for the six months ended June 30, 2016 and the year ended December 31, 2015

1.    Basis of Presentation

Preferred Apartment Communities, Inc. was formed as a Maryland corporation on September 18, 2009, and elected to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, or the Code, effective with its tax year ended December 31, 2011. Unless the context otherwise requires, references to the "Company", "we", "us", or "our" refer to Preferred Apartment Communities, Inc., together with its consolidated subsidiaries, including Preferred Apartment Communities Operating Partnership, L.P., or the Operating Partnership. The Company was formed primarily to acquire and operate multifamily properties in select targeted markets throughout the United States. As part of its business strategy, the Company may enter into forward purchase contracts or purchase options for to-be-built multifamily communities and may make mezzanine loans, provide deposit arrangements, or provide performance assurances, as may be necessary or appropriate, in connection with the development of multifamily communities and other properties. As a secondary strategy, the Company also may acquire or originate senior mortgage loans, subordinate loans or mezzanine debt secured by interests in multifamily properties, membership or partnership interests in multifamily properties and other multifamily related assets and invest not more than 20% of its assets in other real estate related investments such as owned grocery-anchored shopping centers, senior mortgage loans, subordinate loans or mezzanine debt secured by interests in grocery-anchored shopping centers, membership or partnership interests in grocery-anchored shopping centers and other grocery-anchored related assets, as determined by its Manager (as defined below) as appropriate for the Company. The Company is externally managed and advised by Preferred Apartment Advisors, LLC, or its Manager, a Delaware limited liability company and a related party.

On August 8, 2016, the the Company acquired seven grocery-anchored shopping centers, collectively referred to as the "Southeastern Seven Portfolio", from an unrelated third party, for an aggregate purchase price of approximately $158.0 million, exclusive of acquisition-related and financing-related transaction costs.

Property	Gross leasable area	Location
Cherokee Plaza	102,864	Atlanta, GA
Heritage Station	72,946	Raleigh, NC
Oak Park Village	64,287	San Antonio, TX
Sandy Plains Exchange	72,784	Atlanta, GA
Shoppes of Parkland	145,720	Miami, FL
Thompson Bridge Commons	92,587	Atlanta, GA
University Palms	99,172	Orlando, FL

	650,360

The Unaudited Pro Forma Condensed Consolidated Balance Sheet includes three columns.  The first column labeled "PAC REIT Historical" represents the actual financial position of the Company as of June 30, 2016. The second column, entitled "Acquired Southeastern Seven Portfolio" represents the pro forma adjustments required in order to reflect the balance sheet impact of the addition of these acquired assets as if the acquisition had occurred on June 30, 2016, including the new mortgage financing. The third column, entitled "PAC REIT pro forma" presents the combined pro forma condensed consolidated balance sheet of the Company as of June 30, 2016.

The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the six-month period ended June 30, 2016 and the year ended December 31, 2015 both include four columns.  The first column labeled "PAC REIT Historical" represents the actual results of operations of the Company for the respective periods. The second column, entitled "Acquired Southeastern Seven Portfolio" represents the historical revenues and expenses of the assets underlying those properties for the respective periods. The third column, entitled "Other Pro Forma Adjustments" represents the pro forma adjustments required to reflect the acquired properties as described in note 3. The fourth column, entitled "PAC REIT pro forma" presents the combined pro forma results of operations of the Company for the six-month period ended June 30, 2016 and the year ended December 31, 2015.

The results presented on the Unaudited Pro Forma Condensed Consolidated Statements of Operations assume the acquisition closed on January 1, 2015 and present pro forma operating results for the six-month period ended June 30, 2016 and the year ended December 31, 2015. These Unaudited Pro Forma Financial Statements should not be considered indicative of future results.

Preferred Apartment Communities, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
for the six months ended June 30, 2016 and the year ended December 31, 2015

2.      Adjustments to Unaudited Pro Forma Condensed Consolidated Balance Sheet

(A)     The Company allocated the purchase price of the Southeastern Seven Portfolio to the acquired assets and liabilities based upon their fair values, as shown in the following table. The purchase price allocation was based upon the Company's best estimates of the fair values of the acquired assets and liabilities, but is preliminary and is subject to refinement for a period of up to one year from the closing of the acquisition.

Southeastern Seven Portfolio
Land	$36,198,658
Building As-If Vacant	101,938,867
Site Improvements	7,565,171
Above Market Leases	458,353
Below Market Leases	(7,617,485)
Tenant Improvements	2,143,404
In-Place Leases	15,122,222
Restricted cash	1,115,845
Other assets / prepaids	644,202
Security deposits, prepaid rents and other liabilities	(328,947)
Accounts payable and accrued expenses	(833,990)

Net assets acquired	$156,406,300

The costs of the acquired tangible and intangible assets were determined based on estimates of their fair value.  The fair value of the buildings was estimated on an as-if-vacant basis, based on relevant information obtained in connection with the acquisition of these properties and is to be depreciated on a straight-line basis over their estimated remaining useful lives of 32-40 years. Site improvements are likewise depreciated on a straight-line basis over their estimated remaining useful lives of 5-11 years. Retail tenant improvements are depreciated over the remaining individual non-cancelable lease terms. The estimated fair value of acquired in-place leases are estimates of the costs the Company would have incurred to lease the property to the occupancy level of the properties at the dates of acquisition. Above-market leases, below-market leases, and in-place leases are to be amortized over the remaining individual non-cancelable lease terms.

(B)    The Company financed the acquisition of the Southeastern Seven Portfolio with a combination of new mortgage indebtedness and a draw on its revolving line of credit (see note 3.FF, below) and with cash on hand. The deferred loan origination costs are to be amortized over the lives of the loans using the effective interest method and include loan coordination fees of $1,562,464, which were paid to the Company's Manager. The pro forma adjustment to cash was calculated as follows:

Proceeds from mortgage debt financing	$97,654,000
Proceeds from draw on revolving line of credit	58,000,000
less:
Purchase price of Southeastern Seven Portfolio	(156,406,300)
Loan coordination fees	(1,562,464)
Deferred loan costs	(1,765,395)

Net cash adjustment	$(4,080,159)

(C)    The adjustment to accumulated deficit is to reflect the portion of the pro forma loan coordination fee due to the Manager related to acquisition activities and expensed at closing.

3.     Adjustments to Unaudited Pro Forma Condensed Consolidated Statements of Operations

The adjustments to the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six-month period ended June 30, 2016 are as follows:

(AA)    Reflected in the pro forma adjustment is the Company's estimate of the amount of below-market retail leases which are

Preferred Apartment Communities, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
for the six months ended June 30, 2016 and the year ended December 31, 2015 to be amortized into income over the actual underlying remaining lease terms.

(BB)    Effective with the purchase of the Southeastern Seven Portfolio by the Company, the property management will be assumed in tandem by two retail property management firms, which are not related parties to the Company. The management fee varies by individual property, but will be an average of 2.4% of monthly gross rental income. The pro forma adjustment reflects this additional cost burden on the Acquired Properties' operations.

(CC)    Reflected in the pro forma adjustment is the Company's estimate of the depreciation and amortization charges that would have been incurred by the Southeastern Seven Portfolio. The adjustment utilizes a straight-line depreciation method using remaining useful lives for buildings of between 32 and 40 years. The remaining noncancelable lease terms range from 4.5 to 16 years, which are the depreciable lives for tenant improvements and the amortization of the estimated fair values of the acquired intangible assets.

(DD)    The Company had recorded due diligence and other acquisition costs related to the Acquired Properties during the six-month period ended June 30, 2016 which are removed for pro forma purposes.

(EE)    The estimated asset management fee is based on 0.5% of the total value of the Company's assets based on their adjusted cost before reduction for depreciation, amortization, impairment charges and cumulative acquisition costs charged to expense in accordance with GAAP (adjusted cost will include the purchase price, acquisition expenses, capital expenditures and other customarily capitalized costs). In calculating the estimated asset management fee, the Company used the total acquired assets from the Acquired Properties, as adjusted, plus the pro forma loan coordination fees incurred. In addition, a similar adjustment is included for general and administrative expense fees, recorded as 2% of gross revenues of the Acquired Properties for the six- month period ended June 30, 2016.

(FF)    Reflected in the pro forma adjustment is the Company's estimate of interest expense on the $97.7 million of mortgage debt, the amortization of associated debt issuance costs, and interest accrued on the drawn proceeds from the Company's revolving line of credit of $52.5 million. The Company obtained individual mortgages on each property within the Southeastern Seven Portfolio, all of which mature between five and ten years from loan inception. Six loans accrue interest at a fixed rate of rate of ranging from 3.45% to 4.67% per annum. The seventh loan accrues interest at a variable rate of 1 Month LIBOR plus 225 basis points per annum. The revolving line of credit bears interest at a rate of 1 Month LIBOR, plus a spread of 325 basis points per annum. If 1 Month LIBOR were to fluctuate upward or downward by 1/8%, it would result in an increase or decrease in interest expense of approximately $41,000 for the pro forma six-month period ended June 30, 2016.

(GG)      Outstanding Class A Units of the Operating Partnership become entitled to pro-rata distributions of profit and allocations of loss as non-controlling interests of the Operating Partnership. The weighted-average percentage of ownership by the non-controlling interests was approximately 3.14% for the six-month period ended June 30, 2016. This adjustment reflects the pro-rata adjustment to the amount of net income (loss) attributable to the non-controlling interests, which is expected to be equivalent to actual distributions, not a difference between legal and economic ownership.

The adjustments to the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2015 are as follows:

(AA)    Reflected in the pro forma adjustment is the Company's estimate of the amount of below-market retail leases which are to be amortized into income over the actual underlying remaining lease terms.

(BB)    Effective with the purchase of the Southeastern Seven Portfolio by the Company, the property management will be assumed in tandem by two retail property management firms, which are not related parties to the Company. The management fee varies by individual property, but will be an average of 2.4% of monthly gross rental income. The pro forma adjustment reflects this additional cost burden on the Acquired Properties' operations.

(CC)    Reflected in the pro forma adjustment is the Company's estimate of the depreciation and amortization charges that would have been incurred by the Southeastern Seven Portfolio. The adjustment utilizes a straight-line depreciation method using remaining useful lives for buildings of between 32 and 40 years. The remaining noncancelable lease terms range from 0.5 to 16 years, which are the depreciable lives for tenant improvements and the amortization of the estimated fair values of the acquired intangible assets.

(DD)          The estimated asset management fee is based on 0.5% of the total value of the Company's assets based on their adjusted cost before reduction for depreciation, amortization, impairment charges and cumulative acquisition costs charged to expense in

Preferred Apartment Communities, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
for the six months ended June 30, 2016 and the year ended December 31, 2015 accordance with GAAP (adjusted cost will include the purchase price, acquisition expenses, capital expenditures and other customarily capitalized costs). In calculating the estimated asset management fee, the Company used the total acquired assets from the Acquired Properties, as adjusted, plus the pro forma loan coordination fees incurred. In addition, a similar adjustment is included for general and administrative expense fees, recorded as 2% of gross revenues of the Acquired Properties for the year ended December 31, 2015.

(EE)    Reflected in the pro forma adjustment is the Company's estimate of interest expense on the $97.7 million of mortgage debt, the amortization of associated debt issuance costs, and interest accrued on the drawn proceeds from the Company's revolving line of credit of $52.5 million. The Company obtained individual mortgages on each property within the Southeastern Seven Portfolio, all of which mature between five and ten years from loan inception. Six loans accrue interest at a fixed rate of rate of ranging from 3.45% to 4.67% per annum. The seventh loan accrues interest at a variable rate of 1 Month LIBOR plus 225 basis points per annum.The revolving line of credit bears interest at a rate of 1 Month LIBOR, plus a spread of 325 basis points per annum. If 1 Month LIBOR were to fluctuate upward or downward by 1/8%, it would result in an increase or decrease in interest expense of approximately $82,000 for the pro forma twelve-month period ended December 31, 2015.

(FF)      Outstanding Class A Units of the Operating Partnership become entitled to pro-rata distributions of profit and allocations of loss as non-controlling interests of the Operating Partnership. The weighted-average percentage of ownership by the non-controlling interests was approximately 1.24% for the twelve months ended December 31, 2015. This adjustment reflects the pro-rata adjustment to the amount of net income (loss) attributable to the non-controlling interests, which is expected to be equivalent to actual distributions, not a difference between legal and economic ownership.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: October 24, 2016	By:	/s/ Jeffrey R. Sprain
Jeffrey R. Sprain
General Counsel and Secretary